Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ralliant Retirement Savings Plan of our report dated March 7, 2025, with respect to the combined financial statements of NEWCO of Fortive Corporation included in Ralliant Corporation’s Registration Statement (Form 10), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

June 27, 2025